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                                                                     EXHIBIT 4.2

                                PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (as the same many be amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"), dated as of September 9, 2003, is executed by and between Bio-Rad Laboratories, Inc., a Delaware corporation (together with its successors and assigns, the "Pledgor"), and Bank One, NA (Main Office Chicago), as contractual representative (the "Administrative Agent") for itself and for the "Holders of Secured Obligations" under (and as defined in) the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS:

          WHEREAS, the Pledgor, the Administrative Agent and certain financial institutions (the "Lenders") have entered into a certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgor from time to time;

          WHEREAS, the Credit Agreement provides for the making of advances, loans and other financial accommodations (including, without limitation, letters of credit) by the Lenders in favor of the Pledgor (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans");

          WHEREAS, Schedule I hereto sets forth certain of the Pledgor's Subsidiaries (the "Initial Pledged Subsidiaries");

          WHEREAS, to the extent permitted under the Credit Agreement, the Pledgor may from time to time execute and deliver to the Administrative Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a "Pledge Supplement") setting forth additional Subsidiaries of the Pledgor (the "Additional Pledged Subsidiaries") (the Initial Pledged Subsidiaries and the Additional Pledged Subsidiaries, collectively referred to herein as the "Pledged Subsidiaries"); and

          WHEREAS, the Administrative Agent and the Lenders have required, as a condition to their entering into the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency

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of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

          SECTION 1. Pledge. The Pledgor hereby pledges to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, a security interest in, the collateral described in subsections (a) through (e) below (collectively, the "Pledged Collateral"):

          (a) (i) All of the capital stock of the Pledged Subsidiaries listed on
     Schedule I which are corporations, now or at any time or times hereafter owned directly by the Pledgor (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith, or from time to time, delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

               (ii) All additional shares of capital stock of the Pledged Subsidiaries described in Section 1(a)(i) above from time to time acquired by the Pledgor in any manner, and the certificates, which shall be delivered to the Administrative Agent accompanied by Powers duly executed in blank, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any
     Schedule I to any applicable Pledge Supplement to reflect such additional shares), and all options, warrants, dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (b) (i) All of the membership interests of Pledgor in the Pledged Subsidiaries listed on Schedule I which are limited liability companies now or at any time or times hereafter owned directly by the Pledgor, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries and the right to receive distributions of such Pledged Subsidiary's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under

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     the terms of the Certificates of Formation, the Limited Liability Company
     Agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the "Operating Agreements") of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the "Pledged Membership Interests") herewith delivered, if applicable, to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

               (ii) Any additional membership interests in the Pledged Subsidiaries described in Section 1(b)(i) above from time to time acquired by the Pledgor in any manner, and any certificates, which, if applicable, shall be delivered to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

          (c) (i) All of the partnership interests of the Pledgor in and to the Pledged Subsidiaries listed on Schedule I which are partnerships now or at any time or times hereafter owned directly by the Pledgor (such partnership interests being identified on Schedule I attached hereto to or on Schedule I to any applicable Pledge Supplement), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of the Pledgor's rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants of the Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing the Pledgor's partnership interest in such Pledged Subsidiaries, all of the Pledgor's interest in and to the profits and losses of such Pledged Subsidiaries and the Pledgor's right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries' assets, upon complete or partial liquidation or otherwise, all of the Pledgor's right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor or its Affiliates to such

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     Pledged Subsidiaries, all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor's partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the "Partnership Agreements") or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the "Pledged Partnership Interests");

               (ii) Any additional partnership interests in the Pledged Subsidiaries described in Section 1(c)(i) above from time to time acquired by the Pledgor in any manner (any such additional interests shall constitute part of the Pledged Partnership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend
     Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

          (d) The property and interests in property described in Section 3 below; and

          (e) All proceeds of the collateral described in subsections (a) through (d) above.

Notwithstanding the foregoing, the Pledged Collateral shall not include Equity Interests held by the Pledgor in any of its Foreign Subsidiaries until such pledge is required pursuant to Section 6.28(b) of the Credit Agreement, and at no time shall any such security interests, individually or collectively, with respect to any Foreign Subsidiary exceed 65% of the Voting Equity Interests of such Foreign Subsidiary, regardless of whether certificates representing a greater percentage may be delivered to the Administrative Agent.

          SECTION 2. Security for Secured Obligations. The Pledged Collateral secures the prompt payment, performance and observance of the Secured Obligations.

          SECTION 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

          (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

          (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

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then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall, if applicable, be immediately delivered to and held by the Administrative Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted in the Credit Agreement.

          SECTION 4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Administrative Agent nor any of the Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after the occurrence and during the continuance of a Default, upon notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Administrative Agent may, after the occurrence and during the continuance of a Default, exchange certificates or instruments representing or evidencing Pledged Shares, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

          SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the sole legal and beneficial owner of 100% of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of the Pledged Subsidiaries, free and clear of any Lien except for the security interest created by this Pledge Agreement;

          (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

          (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

          (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except for the pledge and security interest granted to the Administrative Agent hereunder;

          (e) The Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Administrative Agent hereunder;

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          (f) The pledge of the Pledged Collateral does not violate (1) the articles, by-laws, Operating Agreements or Partnership Agreements, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, bank loan or credit agreement to which the Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;

          (g) The Pledgor shall cause the Pledged Subsidiaries which are limited liability companies or limited partnerships to make a notation on their respective records, which notation shall indicate the security interest granted hereby;

          (h) The Pledgor authorizes the Administrative Agent to file financing statements pursuant to the UCC as the Administrative Agent may reasonably request to perfect the security interest granted hereby;

          (i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for the filing of financing statements contemplated pursuant to Section 5(h) hereof) or
          (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

          (j) Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of financing statements pursuant to Section 5(h) hereof, or upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Holders of Secured Obligations, securing the payment and performance of the Secured Obligations;

          (k) The Powers are duly executed and give the Administrative Agent the authority they purport to confer; and

          (l) The Pledgor has no obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

          (m) As of the date hereof, the subsidiaries listed on Schedule II hereto constitute all of the Pledgor's domestic subsidiaries which are not Pledged Subsidiaries, and none of the subsidiaries listed on
          Schedule II hereto conducts any operations, and all of the subsidiaries listed on Schedule II, collectively, do not have assets in an aggregate value in excess of $250,000.

          SECTION 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, the Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing

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questions in a manner not inconsistent with the terms of this Pledge Agreement or the Loan Documents and (ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively. After the occurrence and during the continuance of a Default, the Administrative Agent or the Administrative Agent's nominee may, at the Administrative Agent's or such nominee's option and following written notice from the Administrative Agent to the Pledgor, (i) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (ii) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct the Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Administrative Agent or, at the Administrative Agent's option, to the Administrative Agent's nominee. After a Default is cured or waived, the Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be entitled to exercise pursuant to the terms of the Pledge Agreement prior to the occurrence of any such Default.

          SECTION 7. Dividends and Other Distributions. (a) So long as no Default has occurred and is continuing:

          (i) The Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all distributions, dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral shall be Pledged Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent and the Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

     (b) After the occurrence and during the continuance of a Default:

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          (i) All rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

          (ii) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this
     Section 7(b) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          SECTION 8. Transfers and Other Liens. The Pledgor agrees that it will not (i) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, or (ii) except as otherwise permitted by the Credit Agreement, create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.

          SECTION 9. Remedies. (a) The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. The Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the outright owner thereof (in the case of a limited liability company, the sole member and manager thereof and, in the case of a partnership, a partner thereof), the Pledgor hereby irrevocably constituting and appointing the Administrative Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Administrative Agent agrees to exercise such proxy and powers only so long as a Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence and during the continuance of a Default and following written notice thereof, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law and regulatory requirements. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of a Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold

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shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Administrative Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

          (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 21 below at least ten (10) days before the time of the sale or disposition; provided, however, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that after the occurrence and during the continuance of a Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

          SECTION 10. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all

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instruments made payable to the Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Administrative Agent or the Administrative Agent's nominee; provided, however that the Administrative Agent agrees to exercise such powers only so long as a Default shall have occurred and is continuing.

          SECTION 11. Waivers. (i) The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or Default with respect to any of the Secured Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

          (ii) The Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any real property securing all or any part of the Secured Obligations by trustee sale or any other reason impairing the right of the Pledgor, the Administrative Agent or any of the Holders of Secured Obligations to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor's property. The Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Pledgor's rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any Holder of Secured Obligations. By way of example and without limiting the foregoing, if the Administrative Agent shall release or foreclose by private power of sale any real property that secures the Secured Obligations, then notwithstanding that a Pledged Subsidiary may be entitled thereby to assert a defense against such Secured Obligations (and thus also against its obligations to the Pledgor to the extent that the Pledgor may be subrogated to the rights of the Holders of Secured Obligations) based upon the applicability of California Code of Civil Procedure Section 580d or other antideficiency laws, the Pledgor nonetheless shall remain fully obligated hereunder. The Pledgor waives, to the fullest extent permitted by law, all defenses, protections and benefits of Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure, and all judicial decisions construing or pertaining to the same, and all rules and principles of like kind or similar effect (including, without limitation, the so-called one-action rule, the one-form-of-action rule and the security-first rule), in each case as applicable to or in favor of the Pledgor, any applicable Pledged Subsidiary or otherwise. In addition, the Pledgor hereby waives, to the fullest extent permitted by law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefit under California Civil Code Sections 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 (or any similar law in California or in any other jurisdiction).

          (iii) The Pledgor hereby expressly waives, to the fullest extent permitted by law, the benefits of Section 2815 of the California Civil Code (or any similar law in California or in any other jurisdiction) purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

          SECTION 12. Term. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid in cash and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Administrative Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

          SECTION 13. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require), and the following term shall have the following meaning.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

          SECTION 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          SECTION 15. GOVERNING LAW. ANY DISPUTE BETWEEN THE PLEDGOR AND THE ADMINISTRATIVE AGENT, ANY HOLDER OF SECURED OBLIGATIONS OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          SECTION 16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) CONSENT TO JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY LOAN DOCUMENT AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

          (B) OTHER JURISDICTIONS. THE PLEDGOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE PLEDGOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS; VENUE. THE PLEDGOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          (E) WAIVER OF BOND. PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

          (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 16, WITH ITS COUNSEL.

          SECTION 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

          SECTION 18. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          SECTION 19. Further Assurances. The Pledgor agrees that it will cooperate with the Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Administrative Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

          SECTION 20. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent's (or the Administrative Agent's officers', directors', affiliates', agents' or employees') (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Secured Obligations secured hereby.

          SECTION 21. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 13.1 of the Credit Agreement.

          SECTION 22. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 23. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          SECTION 24. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          SECTION 25. Merger. This Pledge Agreement represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Administrative Agent or any Holder of Secured Obligations.

                  [Remainder of page left intentionally blank.]

          IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have executed this Pledge Agreement as of the date set forth above.

                                       BIO-RAD LABORATORIES, INC.


                                       By: /s/ Ronald W. Hutton
                                           -------------------------------------
                                           Name: Ronald W. Hutton
                                           Title: Treasurer


                                       BANK ONE, NA, as agent for itself and the Holders of Secured Obligations


                                       By: /s/ Dana Jurgens
                                           -------------------------------------
                                           Name: Dana Jurgens
                                           Title: Director

                       Signature Page to Pledge Agreement

                                 ACKNOWLEDGMENT

          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of a Default it will comply with instructions originated by the Administrative Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

BIO-RAD LABORATORIES (ISRAEL), INC.          BIO-RAD PACIFIC LIMITED


By: /s/ Sanford S. Wadler                    By: /s/ Sanford S. Wadler
    -------------------------------              -------------------------------
    Name: Sanford S. Wadler                      Name: Sanford S. Wadler
    Title: Secretary                             Title: Assistant Secretary


BIO-METRICS, LIMITED                         BIO-RAD EXPORT INC.


By: /s/ Sanford S. Wadler                    By: /s/ Sanford S. Wadler
    -------------------------------              -------------------------------
    Name: Sanford S. Wadler                      Name: Sanford S. Wadler
    Title: Assistant Secretary                   Title: Assistant Secretary


INTERNATIONAL MARKETING
VENTURES, LTD.


By: /s/ Ashok Shah
    -------------------------------
    Name: Ashok Shah
    Title: President

                       Acknowledgment to Pledge Agreement

                                    EXHIBIT A
                                       to
                                PLEDGE AGREEMENT
                          dated as of September 9, 2003

                            FORM OF PLEDGE SUPPLEMENT

     Reference is hereby made to the Pledge Agreement (the "Pledge Agreement") dated as of the 9th day of September, 2003, by and between Bio-Rad Laboratories, Inc. (the "Pledgor") and Bank One, N.A. (Main Office Chicago), as contractual representative (the "Administrative Agent"), whereby the Pledgor has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain of its Subsidiaries as collateral to the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, as more fully described in the Pledge Agreement. This Supplement is a "Pledge Supplement" as defined in the Pledge Agreement and is, together with the acknowledgments, certificates and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

     By its execution below, the Pledgor hereby agrees that (i) the [capital stock of the corporation(s)] [membership interests of the limited liability company(s)] [partnership interests of the partnership(s)] listed on the Schedule I hereto shall be pledged to the Administrative Agent as additional collateral pursuant to Section 1[(a)(b)(c)](ii) of the Pledge Agreement, (ii) such property shall be considered [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 1 of the Pledge Agreement, and (iii) each such [corporation] [limited liability company] [partnership] listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

     By its execution below, the Pledgor represents and warrants that it has full corporate power and authority to execute this Pledge Supplement and that the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] relating hereto.

     IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge
Supplement to the Pledge Agreement as of this      day of             ,       .
                                              ----        ------------  ------

     BIO-RAD LABORATORIES, INC.


     By:
         ----------------------
         Name:
         Title:

                                     Schedule I
                                         to
                                 Pledge Supplement
                          Additional Pledged Capital Stock

                                                   Shares of Capital Stock owned by
            Name              Certificate Number      Pledgor Subject to Pledge
---------------------------   ------------------   --------------------------------
[Name of Additional Pledged
Subsidiary]
                                  [________]                  [________]

                          Pledged Membership Interests

                                                    Percentage of Membership
                                                   Interest owned by Pledgor
            Name              Certificate Number       subject to Pledge
---------------------------   ------------------   -------------------------
[Name of Additional Pledged
Subsidiary]                       [________]                  [________]

                          Pledged Partnership Interests

                                                   Percentage of Partnership
                                                   Interest owned by Pledgor
            Name              Certificate Number       subject to Pledge
---------------------------   ------------------   -------------------------
[Name of Additional Pledged
 Subsidiary]                      [________]              [________]

                                 ACKNOWLEDGMENT
                                       TO
                                PLEDGE SUPPLEMENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Supplement together with a copy of the Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of a Default it will comply with instructions originated by the Administrative Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

                                                  [NAME[S] OF ADDITIONAL PLEDGED
                                                  SUBSIDIARY[IES]]


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT B
                                       to
                                PLEDGE AGREEMENT
                          dated as of September 9, 2003

                               FORM OF STOCK POWER

          FOR VALUE RECEIVED, the undersigned does hereby sell, assign and

transfer to                                     Shares of Common Stock of
            -----------------------------------
            , a            corporation, represented by Certificate No.    (the
------------    ----------                                             --
"Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint
                                                               -----------------
                                    as the undersigned's true and lawful
-----------------------------------
attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated:
       ---------------

                                               BIO-RAD LABORATORIES, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title: